Exhibit 99.2

1100 Cassatt Road
Berwyn, PA 19312
Phone: 610•651•5900
Fax: 610•993•2683

For Immediate Release
February 26, 2004

TRITON PCS REPORTS RECORD FULL-YEAR ADJUSTED EBITDA OF $222.7 MILLION
Company grows subscribers 8% and boosts Adjusted EBITDA margin to 29.4%

Berwyn, Pa., Feb. 26, 2004 — Triton PCS Holdings, Inc. (NYSE: TPC) today reported record full-year 2003 Adjusted EBITDA of $222.7 million, an increase of 34.1% over 2002, and net cash provided by operating activities of $136.8 million, an increase of 152.9% over last year. Service revenues increased 14.7% in 2003, led by subscriber growth of 7.8% to nearly 895,000 at the end of the fiscal year. Fourth quarter Adjusted EBITDA rose 37.3% to $46.6 million and net cash provided by operating activities rose 126.3% to $8.8 million from the year-ago period, reflecting an increase in average revenue per user (ARPU) to $55.73 compared with $52.55 during the fourth quarter of 2002.

Commenting on results, Michael E. Kalogris, Chairman and CEO of Triton PCS, said, “We are once again pleased to have achieved another year of strong financial performance and delivered solid EBITDA results that met the objectives we set out at the beginning of 2003. Solid revenue growth and attention to cost control enabled us to boost our full-year EBITDA margin to 29.4% in 2003 from 24.5% a year ago. While 2003 was not without its challenges, the company undertook a number of initiatives to improve its ARPU and cut costs while ensuring long-term, profitable subscriber gains. These efforts were all carried out while still staying focused on and generating meaningful EBITDA growth.”

Gross subscriber additions in the fourth quarter of 2003 were 79,511, a 15.8% increase over the third quarter, which brings full year gross additions to 306,600. Mr. Kalogris said, “The difficult job of replacing the sales productivity that was lost with the bankruptcy of our largest retail agent is behind us and the efforts that we put in place to reinvigorate subscriber growth have begun to take hold. The strong sales momentum that we experienced in December has continued into 2004 and we are confident that we will experience more robust gross additions growth during the year.”

Churn for the full year was 2.31%. As expected, fourth quarter churn continued to be impacted by price increases implemented early in 2003 as well as the seasonally higher number of contract anniversaries during the fourth quarter.

“Net customer additions of 10,407 in the quarter reflected a solid rebound from the third quarter, underscoring our conviction that we can attract and keep customers through the combination of our innovative rate plans and leading network quality,” added Mr. Kalogris.

Financial Highlights (Refer to Schedule 1 for Reconciliation of Non-GAAP Financial Measures)

Total revenues in the fourth quarter increased 10.1% to $201.5 million versus the year-ago period. Revenue growth was driven by a 17.7% increase in service revenues, reflecting subscriber growth as well as substantial gains in ARPU. ARPU rose to $55.73 compared with $52.55 in the fourth quarter of 2002 driven by price increases and sales of higher ARPU plans during the quarter. For the full-year, total revenues grew 13.1% to $810.1 million, reflecting a 14.7% increase in service revenues. Roaming revenues for the full year increased 2.8% to $180.3 million, as a 15.3% increase in roaming minutes offset scheduled step-downs in roaming pricing during the year.

Cash cost per user (CCPU) decreased in both the fourth quarter and the full-year periods vs. the comparable year-ago periods. Fourth quarter CCPU declined 3.6% to $38.50 while full-year 2003 CCPU declined 6.0% to $37.95 as the company continues to leverage its deployed capital infrastructure. General and administrative expenses decreased 12.2% in the fourth quarter and 7.0% for the full-year. On a per subscriber basis, general and administrative expenses declined 19.7% to $12.77 in the fourth quarter and 19.0% to $12.88 for the full year. These declines reflect increased operating leverage as well as cost-control initiatives put in place during the year.

Cost per gross addition (CPGA) during the quarter was $456 due to aggressive equipment promotions and advertising during the holiday selling period. Full year 2003 CPGA was $437.

Capital expenditures in the quarter were $81.6 million, bringing total 2003 capital spending to $145.9 million. Fourth quarter and full-year interest expense was $32.2 million and $141.2 million, respectively.

The company ended the year with $206.0 million of available liquidity, comprised of $106.0 million of cash on hand and $100.0 million of undrawn borrowing capacity under its credit facility.

Other Highlights

Marketing Update – During the fourth quarter, the company introduced several new service options; including expanded SunCom UnPlan offerings and 2-year contract options, as well as lower access point Welcome Home America plans, which give customers access to the combined Triton PCS and AT&T Wireless networks. Additionally, the company introduced its Pay-in-Advance product, which provides unlimited service in a zone for a monthly subscription fee, to customers who only qualify for deposit with one of our traditional post-pay plans. This unique offering allows Triton PCS to profitably increase conversion of these applicants without any incremental credit exposure for the company.

GSM/GPRS Update – During the fourth quarter the company processed 28.4 million GSM roaming minutes, which is a 25% increase over the third quarter 2003. The company expects to complete its GSM/GPRS network upgrade by the middle of 2004. Upon completion of the upgrade, the company expects to benefit from lower processing costs and an enhanced ability to offer GSM plans and feature-rich handsets.

A live, listen-only broadcast of the Triton PCS conference call will be available online at our website www.tritonpcs.com under Investor Relations - Presentations. An online replay will follow shortly after the call and will be available through March 4, 2004. To listen to the live conference, please go to the website at least 15 minutes early to register, download and install any necessary audio software.

Triton PCS, based in Berwyn, Pennsylvania, is an award-winning wireless carrier providing service in the Southeast. The company markets its service under the brand SunCom, a member of the AT&T Wireless Network. Triton PCS is licensed to operate a digital wireless network in a contiguous area covering 13.6 million people in Virginia, North Carolina, South Carolina, northern Georgia, northeastern Tennessee and southeastern Kentucky.

For more information on Triton PCS and its products and services, visit the company’s websites at: www.tritonpcs.com and www.suncom.com.

Statements in this press release regarding Triton PCS’s business that are not historical facts may be “forward-looking statements”. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Triton PCS files from time to time with the U.S. Securities and Exchange Commission.

Contact:

Steve Somers, CFA
Director of Investor Relations
610-722-4449
ssomers@tritonpcs.com

TRITON PCS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands, except per share amounts)

	The Three Months		The Years
	Ended December 31,		Ended December 31,

	2002	2003	2002	2003

Statement of Operations Data:
Revenues:
Service	$125,098	$147,188	$502,402	$576,359
Roaming	44,375	38,492	175,405	180,314
Equipment	13,558	15,820	38,178	53,426

Total revenues	183,031	201,500	715,985	810,099

Expenses:
Costs of service (excluding the below amortization, excluding depreciation of $29,659 and $32,765 for the three months ended December 31, 2002 and 2003, respectively, and $114,007 and $130,639 for the twelve months ended December 31, 2002 and 2003, respectively, and excluding noncash compensation of $910 and $693 for the three months ended December 31, 2002 and 2003, respectively and $3,646 and $3,300 for the twelve months ended December 31, 2002 and 2003, respectively)	54,866	61,081	212,221	244,226
Cost of equipment	25,539	31,949	84,377	104,630
Selling, general and administrative (excluding depreciation of $3,865 and $4,915 for the three months ended December 31, 2002 and 2003, respectively and $16,072 and $18,155 for the twelve months ended December 31, 2002 and 2003, respectively, and excluding noncash compensation of $4,482 and $4,482 for the three months ended December 31, 2002 and 2003, respectively and $17,784 and $25,510 for the twelve months ended December 31, 2002 and 2003, respectively)	68,677	61,803	253,310	235,797
Termination benefits and other related charges	—	60	—	2,731
Non-cash compensation	5,392	5,175	21,430	28,810
Depreciation and asset disposal	33,524	37,680	130,079	148,794
Amortization	1,141	1,069	4,926	4,300

Income (loss) from operations	(6,108)	2,683	9,642	40,811
Interest expense	(36,465)	(32,197)	(144,086)	(141,210)
Other expense	(1,000)	—	(7,693)	(2,898)
Debt extinguishment costs	—	(53)	—	(41,171)
Interest and other income	1,306	493	6,292	2,285

Loss before taxes	$(42,267)	$(29,074)	$(135,845)	$(142,183)
Income tax provision	(2,425)	(2,153)	(24,650)	(11,907)

Net loss	$(44,692)	$(31,227)	$(160,495)	$(154,090)
Accretion of preferred stock	(3,123)	(3,450)	(12,038)	(13,298)

Net loss available to common stockholders	$(47,815)	$(34,677)	$(172,533)	$(167,388)

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on derivative instruments	$2,227	$—	$2,201	$1,429
Plus: reclassification adjustment for previous unrealized losses	—	—	—	4,030

Comprehensive loss applicable to common stockholders	$(45,588)	$(34,677)	$(170,332)	$(161,929)

Net loss per common share (Basic and Diluted):
Net loss	(0.67)	(0.47)	(2.44)	(2.32)
Accretion of preferred stock	(0.05)	(0.05)	(0.18)	(0.20)

Net loss available to common stockholders	$(0.72)	$(0.52)	$(2.62)	$(2.52)

Weighted average common shares outstanding (Basic and Diluted)	66,130,248	66,727,190	65,885,515	66,529,610

TRITON PCS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
	2002	2003

ASSETS:
Current assets:
Cash and cash equivalents	$212,450	$105,966
Accounts receivable, net of allowance for doubtful accounts of $7,008 and $3,839, respectively	68,213	62,939
Accounts receivable – roaming partners	23,037	19,378
Inventory, net	28,510	24,344
Prepaid expenses	8,767	10,980
Other current assets	6,056	6,552

Total current assets	347,033	230,159
Long term assets:
Property and equipment, net	796,503	788,870
Intangible assets, net	395,249	488,883
Investment in and advances to non-consolidated entities	72,019	—
Other long-term assets	6,767	11,379

Total assets	$1,617,571	$1,519,291

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$57,758	$67,462
Accrued liabilities	68,810	73,641
Current portion of long term debt	17,169	1,444
Other current liabilities	31,206	35,709

Total current liabilities	174,943	178,256
Long-term debt:
Capital lease obligations	964	909
Bank credit facility	192,579	—
Senior notes	—	710,205

Senior long-term debt	193,543	711,114
Subordinated notes	1,219,720	732,674

Total long-term debt	1,413,263	1,443,788

Deferred income taxes	35,609	45,956
Deferred revenue	3,051	2,663
Fair value of derivative instruments	23,819	846
Asset retirement obligation	—	1,850
Deferred gain on sale of property and equipment	27,072	25,882

Total liabilities	1,677,757	1,699,241
Commitments and contingencies	—	—
Series A Redeemable Convertible Preferred Stock, $0.01 par value, 1,000,000 shares authorized; 786,253 shares issued and outstanding as of December 31, 2002 and December 31, 2003, including accreted dividends	127,003	140,301
Stockholders’ deficit:
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2002 and December 31, 2003	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of December 31, 2002 and December 31, 2003	—	—
Series D Convertible Preferred Stock, $0.01 par value, 16,000,000 shares authorized; 543,683 shares issued and outstanding as of December 31, 2002 and December 31, 2003	5	5
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 60,518,754 shares issued and 60,289,166 shares outstanding as of December 31, 2002 and 61,315,511 shares issued and 60,865,217 shares outstanding as of December 31, 2003	603	609
Class B Non-voting Common Stock, $.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of December 31, 2002 and December 31, 2003	79	79
Additional paid-in capital	615,587	591,376
Accumulated deficit	(722,075)	(876,165)
Accumulated other comprehensive loss	(5,459)	—
Deferred compensation	(74,554)	(34,780)
Class A common stock held in treasury, at cost (229,588 and 450,294 shares, respectively)	(1,375)	(1,375)

Total stockholders’ deficit	(187,189)	(320,251)

Total liabilities and stockholders’ deficit	$1,617,571	$1,519,291

TRITON PCS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Years Ended
	December 31,

	2002	2003

Cash flows from operating activities:
Net loss	($160,495)	($154,090)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	135,005	153,094
Accretion of interest	53,969	21,662
Loss on equity investment	1,761	875
Bad debt expense	18,889	8,530
Non-cash compensation	21,430	28,810
Deferred income taxes	23,674	10,347
Loss on debt extinguishment	—	41,171
Loss on derivative instruments	5,436	2,023
Change in operating assets and liabilities:
Accounts receivable	(41,454)	403
Inventory	(33)	4,166
Prepaid expenses and other current assets	(2,562)	(2,709)
Intangible and other assets	680	(3,489)
Accounts payable	(8,104)	15,079
Accrued payroll and liabilities	(1,734)	5,369
Deferred revenue	7,371	1,669
Accrued interest	286	2,633
Other liabilities	(29)	1,256

Net cash provided by operating activities	54,090	136,799
Cash flows from investing activities:
Capital expenditures	(165,935)	(145,874)
Investment in and advances to non-consolidated entity	(14,922)	(875)
Repayments from non-consolidated entity	57,873	58
Proceeds from sale of property and equipment, net	72	738
Acquisition of FCC licenses	(113,705)	(28,413)
Other	(20)	—

Net cash used in investing activities	(236,637)	(174,366)
Cash flows from financing activities:
Proceeds from issuance of senior debt, net of discount	—	710,500
Borrowings under credit facility	65,000	—
Payments under credit facility	(42,039)	(207,961)
Payments of subordinated debt	—	(511,989)
Payment of debt extinguishment costs	—	(31,342)
Change in bank overdraft	3,627	(3,171)
Contributions under employee stock purchase plan	911	57
Payment of deferred financing costs	(1,480)	(2,680)
Extinguishment of interest rate swaps	—	(20,383)
Principal payments under capital lease obligations	(2,133)	(1,948)
Other	23	—

Net cash provided by (used in) financing activities	23,909	(68,917)

Net decrease in cash and cash equivalents	(158,638)	(106,484)
Cash and cash equivalents, beginning of period	371,088	212,450

Cash and cash equivalents, end of period	$212,450	$105,966

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

     We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended December 31,		Years Ended December 31,

Adjusted EBITDA	2002	2003	2002	2003

	(Dollars in thousands)
Net cash provided by operating activities	$3,904	$8,833	$54,090	$136,799
Change in operating assets and liabilities	16,550	8,649	45,579	(24,377)
Deferred income taxes	(2,417)	(1,878)	(23,674)	(10,347)
Interest expense	36,465	32,197	144,086	141,210
Accretion of interest	(14,409)	(790)	(53,969)	(21,662)
Interest and other income	(1,306)	(493)	(6,292)	(2,285)
Bad debt expense	(7,736)	(2,064)	(18,889)	(8,530)
Other expense	473	0	496	0
Income tax provision	2,425	2,153	24,650	11,907

Adjusted EBITDA	$33,949	$46,607	$166,077	$222,715

The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, cash provided by operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal and amortization adjusted for other expense (which was exclusively non-cash), non-cash compensation and debt extinguishment costs (which were not indicative of our on-going cash flows from operations). We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA also is considered by many financial analysts to be a meaningful indicator of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of service and roaming revenue, which revenue amounts are determined in accordance with GAAP and presented on the face of our consolidated financial statements. We utilize Adjusted EBITDA margin as a measure of operating efficiency.

	Three Months Ended December 31,		Years Ended December 31,

Average revenue per user (ARPU)	2002	2003	2002	2003

	(Dollars in thousands, except ARPU)
Service revenue	$125,098	$147,188	$502,402	$576,359
Subscriber retention credits	3,114	1,511	8,510	7,512

Adjusted service revenue	$128,212	$148,699	$510,912	$583,871
Average subscribers	813,323	889,456	759,279	872,250
ARPU	$52.55	$55.73	$56.07	$55.78

We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and to assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers, as these are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits, therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the end of the quarter and dividing by two; for year-to-date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period.

	Three Months Ended December 31,		Years Ended December 31,
ARPU, plus roaming revenue less
subscriber retention costs	2002	2003	2002	2003

	(Dollars in thousands, except ARPU)
Service revenue	$125,098	$147,188	$502,402	$576,359
Roaming revenue	44,375	38,492	175,405	180,314

Service and roaming revenue	169,473	185,680	677,807	756,673
Average subscribers	813,323	889,456	759,279	872,250
ARPU, plus roaming revenue less subscriber retention credits	$69.46	$69.59	$74.39	$72.29

We believe ARPU, plus roaming revenue, less subscriber retention credits, which calculates the average service and roaming revenue per subscriber, provides a gauge to compare our service and roaming revenue to that of other wireless communications providers that may have significantly more or less subscribers and, therefore, more or less revenue on an aggregate basis. In addition, this metric minus cash costs per user, or CCPU, is an indicator of net cash flows generated on a per subscriber basis.

	Three Months Ended December 31,		Years Ended December 31,

CCPU and CPGA	2002	2003	2002	2003

	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$54,866	$61,081	$212,221	$244,226
General and administrative expense	38,827	34,085	144,989	134,840
Total cost of equipment - transactions with existing subscribers	8,675	11,309	18,075	30,321

CCPU operating expenses	102,368	106,475	375,285	409,387
Selling expense (1)	29,850	27,718	108,321	100,957
Total cost of equipment - transactions with new subscribers (1)	16,864	20,640	66,302	74,309

CPGA operating expenses	46,714	48,358	174,623	175,266
Termination benefits and other related expenses	—	60	—	2,731
Non-cash compensation	5,392	5,175	21,430	28,810
Depreciation and asset disposal	33,524	37,680	130,079	148,794
Amortization	1,141	1,069	4,926	4,300

Total operating expenses	$189,139	$198,817	$706,343	$769,288
CCPU operating expenses (from above)	102,368	106,475	$375,285	$409,387
Equipment revenue - transactions with existing subscribers	(4,963)	(3,731)	(7,371)	(12,214)

CCPU costs, net	$97,405	$102,744	$367,914	$397,173
Average subscribers	813,323	889,456	759,279	872,250
CCPU	$39.92	$38.50	$40.38	$37.95
CPGA operating expenses (from above)	$46,714	$48,358	$174,623	$175,266
Equipment revenue - transactions with new subscribers	(8,595)	(12,089)	(30,807)	(41,212)

CPGA costs, net	$38,119	$36,269	$143,816	$134,054
Gross subscriber additions	93,520	79,511	341,271	306,600
CPGA	$408	$456	$421	$437

We believe CCPU, which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation, termination benefits and related charges and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table) divided by our average subscribers for the period.

We believe that CPGA is a useful measure that quantifies the incremental costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenues) and selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as those costs are incurred specifically for existing subscribers.